Exhibit 99.1

Energy Conversion Devices Files Chapter 11; Seeks Sale of Businesses

Operations will continue during sale process

Ovonic Battery Company sold to BASF Corporation

Auburn Hills, Mich., February 14, 2012—Energy Conversion Devices, Inc. (“ECD” or the “Company”)(NASDAQ:ENER), a pioneer in materials science and renewable energy technologies, today voluntarily filed a petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the Eastern District of Michigan (“Court”). As part of its bankruptcy plan, ECD intends to sell through separate sales its wholly owned operating subsidiary United Solar Ovonic LLC (“USO”) and other assets, including its minority stake in Ovonyx, Inc. The Company has received support for its operating and divestiture plan pursuant to a formal Plan Support Agreement executed by the Company with holders of approximately 70% of the Company’s $263.2 million in outstanding 3% Convertible Senior Notes due 2013.

Sale of United Solar

USO, which will continue to operate during the sale process, has also voluntarily filed a petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the Eastern District of Michigan. USO is the global leader in manufacturing flexible, lightweight thin-film photovoltaic (“PV”) products for use in the commercial rooftop and building-integrated markets. USO’s Open Solar™ initiative has begun to show traction with new partnerships resulting in an integrated roofing product with Marcegaglia in Italy, and consumer products including the award-winning SolarKindle cover for the Kindle™ e-reader.

“We firmly believe there is a strong and sustainable commercial market for UNI-SOLAR products. USO’s next-generation, 12% efficient, flexible PV products build upon 25 years of PV experience and enable highly competitive production costs with a fundamentally differentiated product. However, our current capital structure and legacy costs are preventing USO from making the investments necessary for the future of the business without restructuring through the bankruptcy process,” said Julian Hawkins, ECD’s President and Chief Executive Officer. “The processes we initiated today will afford greater opportunity for ECD to maximize value for its stakeholders and conduct an orderly sale of USO to ensure it is viable and successful for the long-run.”

The Company has retained the investment banking firm Quarton Partners, LLC to manage the sale process, which is expected to be completed in 90 days. To participate in the USO sale process, please contact Andre A. Augier at +1 (248) 594-0400 or aaugier@quartonpartners.com. For general questions about USO or its restructuring, please contact the Company at the numbers below.

Sale of OBC and Other Businesses and Assets

On February 13, ECD sold its majority owned subsidiary, Ovonic Battery Company, Inc. (“OBC”), to BASF Corporation for the gross purchase price of $58 million in cash before transaction fees, minority participations, and working capital and other adjustments. OBC is the inventor and worldwide licensor of nickel-metal hydride (“NiMH”) rechargeable battery technology and is pursuing advanced battery technologies, including cathode materials for lithium-ion chemistry batteries. 35 OBC employees have been hired by BASF as part of this transaction. ECD’s financial advisors on the transaction were Quarton Partners, LLC and legal advisors were Honigman, Miller, Schwartz and Cohn LLP.

ECD maintains a portfolio of other assets including intellectual property, miscellaneous fixed assets, and an approximately 39% stake in its Ovonyx, Inc. joint venture. Ovonyx holds the patents in, and is pursuing the commercialization of, phase-change random access memory (“PCM” or “PRAM”), also known as Ovonic Universal Memory (“OUM”). Ovonyx is a joint venture with its co-founder Tyler Lowrey and its shareholders include Intel Corporation. Ovonyx’s licensees include Micron, Samsung, Hynix, and ST Microelectronics, among others. Quarton Partners, LLC will also manage the sale of these additional assets.

Disposition of Solar Integrated Technologies

Solar Integrated Technologies, Inc. (“SIT”), a U.S.-based wholly owned subsidiary of ECD, has voluntarily filed a petition for relief under Chapter 7 in the U.S. Bankruptcy Court for the Eastern District of Michigan in a separate proceeding. SIT is an engineering, procurement and construction management company with solar installations in the U.S. and Western Europe. As a result of this filing, SIT and its European subsidiary, Solar Integrated Technologies GmbH, will continue to operate, though separately from ECD and USO, during the disposition of the SIT proceeding.

Abbreviated Financial Results

For the quarter ended December 31, 2011, the Company generated consolidated revenues of approximately $20 million and shipped approximately 11 megawatts. The Company continued to operate at unsustainable levels, resulting in substantial losses and a continued decline in cash balances. With the proceeds from the OBC transaction (which closed after quarter-end), ECD presently has approximately $145 million in unrestricted cash and short-term investments. The Company has determined that its current financial position is insufficient to sustain the current operating environment and make the necessary investments for the future of the business, without restructuring through the bankruptcy process. However, current cash is anticipated to be sufficient for expected operations during the Chapter 11 proceeding, and therefore the Company is not expected to require third-party debtor-in-possession financing.

ECD will file with the Securities Exchange Commission a Form 12b-25 today that notifies investors that the Company will not be able to file its quarterly report on Form 10-Q for the quarter ended December 31, 2011. The Company has devoted its limited available financial and accounting resources to prepare for the bankruptcy filing and sale process. The Company intends to make such disclosures as are required in the bankruptcy process, including monthly reports.

Case Information

Information about the ECD and USO cases as well as relevant information for customers, suppliers and partners can be found in the “Restructuring” section of the Company’s website at www.energyconversiondevices.com. Media inquiries should be directed to the Company at the contacts listed below. Parties interested in acquiring USO or other ECD assets should contact Andre A. Augier at Quarton Partners, LLC at +1 (248) 594-0400 or aaugier@quartonpartners.com.

ECD has retained Honigman Miller Schwartz and Cohn LLP as legal counsel and AlixPartners as financial advisors to assist the company in the Chapter 11 process.

Based upon the estimated value of the Company’s assets and forecasted costs and operating losses during the Chapter 11 process, the Company does not expect to generate proceeds sufficient to satisfy all of the Company’s pre-existing obligations to its creditors. Accordingly, unless the Company realizes greater-than-expected value from the sales process, the Company expects that no distributions will be made to holders of common stock and the common stock will be extinguished upon confirmation of the Chapter 11 plan.

About Energy Conversion Devices

Energy Conversion Devices (“ECD”) (Nasdaq:ENER) has a renowned 51 year history since its formation in Detroit, Michigan and has been a pioneer in materials science and renewable energy technology development. The company has been awarded over 500 U.S. patents and international counterparts for its achievements. ECD’s United Solar wholly owned subsidiary has been a global leader in building-integrated and rooftop photovoltaics for over 25 years. The company manufactures, sells and installs thin-film solar laminates that convert sunlight to clean, renewable energy using proprietary technology. UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world energy production. ECD’s Ovonyx joint venture is the worldwide licensor of phase change memory (“PCM”) technology. For more information, please visit ECD on the web at energyconversiondevices.com and on Facebook, and follow ECD on Twitter @ECD_ENER.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. For example, forward-looking statements included above are: “We firmly believe there is a strong and sustainable commercial market for UNI-SOLAR products”; “USO’s next-generation, 12% efficient, flexible PV products build upon 25 years of PV experience and enable highly competitive production costs with a fundamentally differentiated product”; and, “The processes we initiated today will afford greater opportunity for ECD to maximize value for its stakeholders and conduct an orderly sale of USO to ensure it is viable and successful for the long-run”. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include, but are not limited to:

•	the potential adverse impact of the bankruptcy proceedings on our businesses and therefore the value of our assets;

•	our ability to obtain court approval with respect to motions we make in the bankruptcy proceedings from time to time;

•	our ability to maintain our customer relationships and establish new relationships;

•	our ability to identify a buyer that is interested in acquiring USO on an on-going basis at a price that will be supported by our creditors;

•	the worldwide market for solar energy systems;

•	changes to government incentives related to solar energy;

•	our customers’ ability to access capital to finance the purchase of our products;

•	our ability to achieve expense reductions and levels of one-time costs, including restructuring charges;

•	our ability to meet all the terms and conditions of our debt obligations;

•	our ability through technology improvements to reduce cost and improve the conversion efficiency of our solar products.

The risks and uncertainties and the terms of any reorganization or liquidation plan ultimately confirmed by the Court can affect the value of our various pre-petition liabilities, common stock and other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization or liquidation could result in holders of our liabilities and securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and securities is highly speculative. Accordingly, we urge caution be exercised with respect to existing and future investments in any of these liabilities and securities.

The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. Energy Conversion Devices, Inc. assumes no responsibility to update any forward-looking statements contained herein, except as required by law.

Contact:

Michael E. Schostak

Director of Business Development & Communications

Energy Conversion Devices, Inc.

+1 (248) 299-6063

investor.relations@energyconversiondevices.com

Steven Blow

Eisbrenner Public Relations

+1 (248) 303-1067

sblow@eisbrenner.com